Exhibit 99.1

ACTIVE Network Reports Fourth Quarter and Fiscal Year 2012 Financial Results

•	Fourth Quarter Revenue Increases 23% to $93.7 Million

•	2012 Revenue Increases 24% to $418.9 Million

•	2012 Registrations Up 12% and Revenue Per Registration Up 8%

•	Reaffirming Full Year 2013 Guidance

SAN DIEGO, CALIF. – February 14, 2013 – ACTIVE Network (NYSE: ACTV), the leader in cloud-based Activity and Participant Management™ (APM) solutions, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2012.

Q4 2012 Financial Highlights:

(All comparisons are made to the fourth quarter of 2011)

•	Total net revenue up 23% to $93.7 million.

•	Technology revenue increased 25% and constituted 88%, or $82.0 million, of total net revenue.

•	Net registration revenue increased 20% to $55.8 million with the number of registrations up 7% and the revenue per registration up 13%.

•	Marketing services revenue constituted 12%, or $11.6 million, of total net revenue.

•	Net loss was $14.3 million compared to a net loss of $8.5 million.

•

Adjusted EBITDA, a non-GAAP financial measure, was $5.9 million up from $0.4 million in 2011 (Adjusted EBITDA in 2011 included $1.9 million of severance costs associated with the acquisition of StarCite).

Fiscal Year 2012 Financial Highlights:

(All comparisons are made to fiscal year 2011)

•	Total net revenue up 24% to $418.9 million.

•	Technology revenue increased 28% and constituted 88%, or $370.5 million, of total net revenue.

•	Net registration revenue increased 21% to $275.8 million with the number of registrations up 12% and the revenue per registration up 8%.

•	Approximately 55,000 organizations utilized the Company’s technology solutions, up 7%.

•	Marketing services revenue constituted 12%, or $48.4 million, of total net revenue.

•	Net loss was $43.0 million compared to a net loss of $27.1 million.

•	Adjusted EBITDA, a non-GAAP financial measure, was $38.4 million. Excluding the impact of business combination accounting rules related to deferred revenue, Adjusted EBITDA was $50.8 million.

“In 2012, we achieved the key technology milestones we established at the beginning of the year. Our first Hunting and Fishing customer went live on our ActiveWorks® platform, we made strong progress in transitioning our Endurance customers onto ActiveWorks, and we delivered on our data center consolidation targets. We continue to drive innovation and adoption of our horizontal ActiveWorks® platform,” commented Executive Chairman of ACTIVE Network, Dave Alberga.

“We delivered 23% revenue growth in the fourth quarter and 24% for the full year 2012,” added Matt Landa, CEO of ACTIVE Network. “In the fourth quarter, our cross-selling efforts gained momentum as we brought in a number of Fortune 500 customers that now use our combined Strategic Meetings Management and Conference solution. We generated positive operating cash flow of $27.6 million and ended the year with a strong balance sheet. As we enter 2013, I am excited about our leading market position and our ability to capitalize on new opportunities. During the year, we will continue to make targeted investments in our sales capabilities to drive increased adoption of our APM technology.”

Q4 2012 Key Business Highlights

•	Marquee customer highlights included wins from City of Santa Monica, San Antonio YMCA, and Sun Valley Resort and strong technology successes with Loews Hotels and Nestlé.

•	ACTIVE launched Registration Protector in partnership with Allianz Global to protect registration fees for both event organizers and participants when participants can’t show up on race day.

•	ACTIVE Access, a new enhanced developer center, brought together all aspects of ACTIVE Network’s distribution offerings in a single, user-friendly site, developer.active.com.

•	Internationally, ACTIVE expanded its footprint announcing that it has become the exclusive technology partner for RUN Ireland, the largest source for running events in that region.

•	We extended our ActiveWorks Endurance platform to Australia in October and are experiencing strong initial adoption.

Financial Outlook

First Quarter 2013 - For the first quarter of 2013, ACTIVE Network expects total revenue to be in the range of $102 million to $107 million. Registrations are expected to grow approximately 2% to 7% and revenue per registration is expected to grow approximately 7% to 9% compared to the same period in the prior year. The Company expects Adjusted EBITDA in the range of $2 million to $5 million. The Company expects a net loss of $21 million to $17 million.

Full Year 2013 - Active Network reiterated financial guidance for full year 2013. Total revenue is expected to be in the range of $470 million to $480 million and Adjusted EBITDA is expected to be in the range of $50 million to $54 million. The Company expects a net loss of $38 million to $31 million.

“Our fourth quarter results were in-line with our guidance - as registrations, one of our main drivers, accelerated 7% and revenue per registration grew 13% from the prior year period,” said Scott Mendel, CFO of ACTIVE Network. “During 2012, approximately 55,000 organizations used our technology solutions to manage their events and activities, up 7% over 2011.”

Conference Call Information

ACTIVE Network will host a conference call to discuss fourth quarter and fiscal year 2012 results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call dial-in number is (800) 573-4840 for domestic participants and (617) 224-4326 for international participants. A live webcast of the conference call will also be available and can be accessed within the investor relations section of the ACTIVE Network corporate website at: http://investors.ACTIVEnetwork.com.

A replay of the call will be available starting at 6:30 p.m. Eastern Time (3:30 p.m. Pacific Time) on February 14, 2013 through 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on February 21, 2013. To listen to the replay, dial (888) 286-8010 or (617) 801-6888 outside of the United States and use the passcode 38594946. The replay will also be available via webcast at:

http://investors.activenetwork.com/.

About ACTIVE Network

ACTIVE Network (NYSE: ACTV) is on a mission to make the world a more active place. With deep expertise in Activity and Participant Management™ (APM), our ACTIVE Works® cloud technology helps organizations transform and grow their businesses. We do this through technology solutions that power the world’s activities, as well as online destinations such as ACTIVE.com® that connect people with the things they love to do. Serving over 50,000 global business customers and driving over 80 million transactions annually, we help organizations get participants, manage their events and build communities. ACTIVE Network is headquartered in San Diego, California and has over 30 offices worldwide. Learn more at ACTIVEnetwork.com or ACTIVE.com and engage with us on Twitter @ACTIVEnetwork, @ACTIVE and on Facebook.

Note With Respect to Non-GAAP Financial Measures

In addition to using GAAP financial results, the Company’s management measures and reports non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The most directly comparable GAAP financial results for these non-GAAP financial measures are Net income (loss), Net income (loss) and Net income (loss) per share, respectively. Management uses these non-GAAP financial measures to evaluate the Company’s performance and operations. Management also uses these non-GAAP financial measures for business planning, to evaluate acquisition opportunities and as a measurement to create incentives and to compensate the Company’s management team. In addition, management believes the exclusion or inclusion of certain amounts in calculating these non-GAAP financial measures can provide a useful measure to investors for period-to-period comparisons. These non-GAAP financial measures, however, should be used in addition to, and in conjunction with, the Company’s financial results presented in accordance with GAAP. The Company strongly encourages investors to review its financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare the Company’s results with other companies’ non-GAAP financial measures having the same or similar names. Please see Reconciliation of GAAP to Non-GAAP Results below for a reconciliation of our GAAP to non-GAAP financial measures.

Forward-Looking Statements

The Active Network, Inc. cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to substantial risks and uncertainties, including the Company’s ability to generate revenue and control expenses in order to achieve and maintain profitability, the Company’s ability to maintain an adequate rate of growth, including growing its registrations and revenue from registrations, and the Company’s ability to successfully manage its acquisitions and investments in businesses, applications and technologies, as well as the other risks detailed from time to time in the reports it files with the Securities and Exchange Commission. As a result of these risks and uncertainties, the Company’s actual results may differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net Revenue:
Technology revenue	$82,027	$65,478	$370,472	$290,480
Marketing services revenue	11,645	10,567	48,421	46,910

Total net revenue	93,672	76,045	418,893	337,390
Cost of net revenue:
Cost of technology revenue	42,916	34,976	184,954	144,962
Cost of marketing services revenue	1,608	1,711	6,865	5,952

Total cost of net revenue	44,524	36,687	191,819	150,914

Gross profit	49,148	39,358	227,074	186,476
Operating expenses:
Sales and marketing	23,629	17,281	97,091	70,251
Research and development	18,454	16,572	81,408	66,753
General and administrative	16,615	16,493	65,924	51,126
Amortization of intangibles	5,497	3,872	22,277	14,962

Total operating expenses	64,195	54,218	266,700	203,092

Loss from operations	(15,047)	(14,860)	(39,626)	(16,616)
Interest income	14	28	87	119
Interest expense	(184)	(91)	(664)	(2,890)
Other income (expense), net	(206)	(123)	1,157	(14)

Loss before provision (benefit) for income taxes	(15,423)	(15,046)	(39,046)	(19,401)
Provision (benefit) for income taxes	(1,082)	(6,564)	3,980	(4,074)

Net loss	(14,341)	(8,482)	(43,026)	(15,327)
Accretion of redeemable convertible preferred stock	—	—	—	(11,810)

Net loss attributable to common stockholders	$(14,341)	$(8,482)	$(43,026)	$(27,137)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.24)	$(0.16)	$(0.73)	$(0.75)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	60,423	54,109	58,804	36,072

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2012	December 31, 2011(1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$58,493	$108,699
Restricted cash	1,145	1,502
Registration receivable	16,260	14,006
Accounts receivable, net	51,363	52,463
Inventories	4,809	1,662
Prepaid expenses and other current assets	8,922	7,509

Total current assets	140,992	185,841
Property and equipment, net	41,236	33,830
Software development costs, net	51,151	45,093
Goodwill	243,716	243,320
Intangible assets, net	62,806	90,340
Other long-term assets	2,569	2,133

Total assets	$542,470	$600,557

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,174	$8,516
Registration fees payable	61,272	72,405
Accrued expenses	38,865	41,106
Deferred revenue	66,846	54,919
Current portion of long-term debt	—	5,000
Capital lease obligations, current portion	2,774	3,317
Other current liabilities	4,373	42,613

Total current liabilities	182,304	227,876
Capital lease obligations, net of current portion	2,462	1,652
Other long-term liabilities	6,192	6,147
Deferred tax liability	19,065	18,243

Total liabilities	210,023	253,918
Stockholders’ equity:
Common stock	62	58
Treasury stock	(11,959)	(11,959)
Additional paid-in capital	653,694	625,875
Accumulated other comprehensive income	8,934	7,923
Accumulated deficit	(318,284)	(275,258)

Total stockholders’ equity	332,447	346,639

Total liabilities and stockholders’ equity	$542,470	$600,557

(1)	Includes adjustment to the 12/31/11 balance sheet for comparability. The Company has concluded that certain deferred tax assets should have been recorded as current assets in the financial statements for the period ended December 31, 2011 which results in an increase in other current assets and a corresponding increase in Deferred tax liability of $1,330.

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2012	2011
Operating activities
Net loss	$(43,026)	$(15,327)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	33,343	24,386
Amortization of intangible assets	27,972	20,471
Stock-based compensation expense	16,728	7,795
Deferred income taxes	1,370	(5,016)
Other non-cash items	(2,669)	174
Change in operating assets and liabilities, net of effect of acquisitions:
Restricted cash	357	4,190
Registration receivable	(2,254)	(5,378)
Accounts receivable	1,849	(6,961)
Inventories	(3,147)	(1,662)
Prepaid expenses and other assets	(2,512)	1,071
Accounts payable and accrued expenses	(3,141)	887
Registration fees payable	(11,133)	31,738
Deferred revenue	11,894	6,400
Other liabilities	1,921	2,935

Net cash provided by operating activities	27,552	65,703
Investing activities
Purchases of property and equipment	(17,765)	(12,514)
Capitalized software development	(23,026)	(18,651)
Cash paid for acquisitions, net of cash acquired	(38,175)	(35,144)
Payment of contingent consideration	—	(625)

Net cash used in investing activities	(78,966)	(66,934)
Financing activities
Proceeds from issuance of common stock and repurchase of unvested common stock	10,955	5,187
Payments on capital lease obligations	(4,730)	(2,595)
Proceeds (repayment) of long-term debt	(5,000)	(36,628)
Net proceeds from initial public offering	—	112,566

Net cash provided by financing activities	1,225	78,530
Effect of exchange rates on cash	(17)	(41)

Net increase (decrease) in cash and cash equivalents	(50,206)	77,258
Cash and cash equivalents at beginning of period	108,699	31,441

Cash and cash equivalents at end of period	$58,493	$108,699

THE ACTIVE NETWORK, INC.

SUPPLEMENTARY DATA

(In thousands, except revenue per registration)

(Unaudited)

	Three Months Ended December 31,		% change	Twelve Months Ended December 31,		% change
	2012	2011		2012	2011
Operational Data:
Organizations	n/a	n/a	n/a	54.9	51.3	7%
Net registration revenue	55,750	46,386	20%	275,826	228,453	21%
Registrations	18,434	17,305	7%	89,900	80,274	12%
Net registration revenue per registration	$3.02	$2.68	13%	$3.07	$2.85	8%

	Three Months Ended December 31,		% or bps change	Twelve Months Ended December 31,		% or bps change
	2012	2011		2012	2011
GAAP and Non-GAAP Gross Profit Margin:
Total net revenue	$93,672	$76,045	23%	$418,893	$337,390	24%
Add: impact of business combination accounting rules	1,512	703		12,373	1,471

Non-GAAP total net revenue	$95,184	$76,748	24%	$431,266	$338,861	27%

GAAP gross profit	$49,148	$39,358	25%	$227,074	$186,476	22%
Add back: stock-based compensation	183	61		657	168
Add back: depreciation & amortization	8,980	6,722		32,708	23,518
Add: impact of business combination accounting rules	1,512	703		12,373	1,471

Non-GAAP gross profit	$59,823	$46,844	28%	$272,812	$211,633	29%

Gross profit margin:
GAAP gross profit margin	52.5%	51.8%	70 bps	54.2%	55.3%	(110) bps
Non-GAAP gross profit margin	62.8%	61.0%	180 bps	63.3%	62.5%	80 bps

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011		2012	2011
Stock-Based Compensation Expense:
Cost of net revenue	$183	$61		$657	$168
Sales and marketing	1,054	373		3,763	1,413
Research and development	622	279		2,404	915
General and administrative	2,877	2,300		9,904	5,299

Total stock-based compensation	$4,736	$3,013		$16,728	$7,795

THE ACTIVE NETWORK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Non-GAAP Earnings:
Non-GAAP net (loss) income:
GAAP net loss	$(14,341)	$(8,482)	$(43,026)	$(15,327)
Add back: stock-based compensation	4,736	3,013	16,728	7,795
Add back: amortization of intangibles	6,840	5,161	27,972	20,471
Add: impact of business combination accounting rules	1,512	703	12,373	1,471
Income tax effect	(4,581)	(3,107)	(19,976)	(10,408)

Non-GAAP net (loss) income	$(5,834)	$(2,712)	$(5,929)	$4,002

Non-GAAP shares:
GAAP shares—basic	60,423	54,109	58,804	36,072
Add: preferred stock conversion		—		13,663

Non-GAAP shares—basic	60,423	54,109	58,804	49,735

GAAP shares—diluted	60,423	54,109	58,804	36,072
Add: preferred stock and other securities conversion		—		22,598

Non-GAAP shares—diluted	60,423	54,109	58,804	58,670

Non-GAAP net (loss) income per share:
Basic	$(0.10)	$(0.05)	$(0.10)	$0.08

Diluted	$(0.10)	$(0.05)	$(0.10)	$0.07

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Adjusted EBITDA:
Net loss	$(14,341)	$(8,482)	$(43,026)	$(15,327)
Add back: interest expense, net	170	63	577	2,771
Add back: provision (benefit) for income taxes	(1,082)	(6,564)	3,980	(4,074)
Add back: depreciation and amortization	16,188	12,203	61,315	44,857
Add back: stock-based compensation	4,736	3,013	16,728	7,795
Add back: other (income) expense, net	206	123	(1,157)	14

Adjusted EBITDA	$5,877	$356	$38,417	$36,036

Add: acquisition-related severance costs	—	1,977	—	1,977
Add: impact of business combination accounting rules	1,512	703	12,373	1,471

Adjusted EBITDA excluding the impact of acquisition-related severance costs and business combination accounting rules	$7,389	$3,036	$50,790	$39,484

THE ACTIVE NETWORK, INC.

FUTURE PERFORMANCE—1ST QUARTER AND FULL YEAR 2013 OUTLOOK

(In thousands, except per share data)

	Estimated 1st Quarter 2013		Estimated Full Year 2013
	Low End	High End	Low End	High End
Reconciliation of GAAP to Non-GAAP Results:
Net loss	$(21,000)	$(17,000)	$(38,000)	$(31,000)
Interest, taxes and other	1,000	2,000	6,000	5,000
Depreciation and amortization	16,000	15,000	60,000	59,000
Stock-based compensation	6,000	5,000	22,000	21,000

Adjusted EBITDA	$2,000	$5,000	$50,000	$54,000

Net loss per share:
Net loss	$(21,000)	$(17,000)	$(38,000)	$(31,000)

Weighted average shares—basic and diluted	61,000	62,000	63,000	64,000
Net loss per share—basic and diluted	$(0.34)	$(0.27)	$(0.60)	$(0.48)

Non-GAAP net loss:
GAAP net loss	$(21,000)	$(17,000)	$(38,000)	$(31,000)
Add back: stock-based compensation	6,000	5,000	22,000	21,000
Add back: amortization of intangibles	6,000	5,500	21,000	20,000
Income tax effect	(4,200)	(3,675)	(15,050)	(14,350)

Non-GAAP net loss	$(13,200)	$(10,175)	$(10,050)	$(4,350)

Weighted average shares—basic and diluted	61,000	62,000	63,000	64,000
Non-GAAP net loss per share—basic and diluted	$(0.22)	$(0.16)	$(0.16)	$(0.07)

###

© 2013 The Active Network, Inc. All rights reserved. ACTIVE.com, ACTIVE Works and StarCite are registered trademarks of The Active Network, Inc. ACTIVE Network is a trademark of The Active Network, Inc. All other trademarks are the property of their respective owners.

Media Contact:	Investor Contact:

Megan Lavine, ACTIVE Network	Brinlea Johnson, The Blueshirt Group
PR@ACTIVEnetwork.com	Brinlea@BlueshirtGroup.com
1-858-652-6133	1-212-331-8424

Allise Furlani, The Blueshirt Group
Allise@BlueshirtGroup.com
1-212-331-8433